                                               EXHIBIT 11(i)
                      Form of Opinion and Consent of Counsel

                  MAYER, BROWN, ROWE & MAW

                       1675 BROADWAY

               NEW YORK, NEW YORK 10019-5820

                     -----------------

Oppenheimer Trinity Large Cap Growth Fund
c/o OppenheimerFunds, Inc.
6803 S. Tucson Way
Centennial, CO 80112

Ladies and Gentlemen:

      We have acted as counsel for Oppenheimer  Growth Fund,
a   Massachusetts   business  trust  ("Growth   Fund"),   in
connection  with  the  transactions   contemplated  by  that
certain  Agreement  and Plan of  Reorganization  dated as of
April  17,  2003 (the  "Agreement")  by and  between  Growth
Fund,  and  Oppenheimer  Trinity  Large Cap Growth  Fund,  a
Massachusetts  business  trust  ("Trinity  Large Cap  Growth
Fund").

      We are rendering this opinion  pursuant to Section 11C
of  the   Agreement.   Unless   otherwise   specified,   all
capitalized  terms used  herein  shall  have the  respective meanings attributed to them in the Agreement.

      In  rendering  our  opinion,  we have made such  legal
examinations  and inquiries and examined such documents,  as we have deemed  necessary or appropriate for the purposes of
rendering  this  opinion.  In  such  examination,   we  have
assumed the  authenticity  of all documents  submitted to us as originals  and the  conformity  to original  documents of all  copies  submitted  to us  as  certified,  conformed  or photostatic  copies and the authenticity of the originals of such latter  documents.  In  connections  with the  opinions expressed  herein,  we have relied as to factual  matters on representations  made by Growth Fund in the Agreement and in other documents,  instruments and certificates  delivered to us in connection with the  transactions  contemplated by the
Agreement.  We have also relied upon  certificates of public officials  and  officers  of  Growth  Fund  and  upon  other
information   we  have   obtained   in  the  course  of  our
representation   of  Growth  Fund  in  connection  with  the
transactions contemplated by the Agreement.  Anything to the contrary  contained  herein  notwithstanding,  to the extent any  opinion  set forth  herein  relates to the  business or assets of Growth  Fund,  our opinion is based  solely on the business, assets, agreements,  contracts,  judgments, orders and  decrees  actually  known  to  those  lawyers  currently members  of  or  employed  by  our  firm  or  identified  by officers  of  Growth  Fund  in the  Agreement  and in  other documents,  instruments and certificates  delivered to us in
connection  with  the   transactions   contemplated  by  the
Agreement,  without any  independent  examination or inquiry on our part.

      Based on the foregoing we are of the opinion that:

1.    Growth Fund is a corporation  duly organized,  validly
      existing  and in good  standing  under the laws of the
      Commonwealth  of  Massachusetts  with  full  power  to
      carry on its  business as described in its charter and
      now being  conducted and to enter into and perform the
      Agreement.

2.    All action necessary to make the Agreement,  according
      to its terms,  valid,  binding  and  enforceable  upon
      Growth  Fund in  accordance  with  its  terms,  and to
      authorize  effectively the  transactions  contemplated
      by the Agreement have been taken by Growth Fund.

3.    The Agreement has been duly  authorized,  executed and
      delivered  by  Growth  Fund,  and,  assuming  that the
      Registration  Statement  complies with the  Securities
      Act  of  1933,  as  amended  (the  "1933  Act"),   the
      Securities  Exchange  Act of  1934,  as  amended  (the
      "1934  Act") and the  Investment  Company Act of 1940,
      as  amended  (the  "1940  Act")  and  the  regulations
      thereunder and assuming due  authorization,  execution
      and  delivery of the  Agreement  by Trinity  Large Cap
      Growth  Fund,  is a valid and  binding  obligation  of
      Growth  Fund,  enforceable  against  Growth  Fund,  in
      accordance  with its terms,  subject as to enforcement
      to     bankruptcy,     insolvency,     reorganization,
      moratorium,   fraudulent  conveyance  and  other  laws
      relating  to or  affecting  creditors  rights  and  to
      general  equity  principles   (regardless  of  whether
      considered  in a  proceeding  in  law  or in  equity),
      equitable  defenses  and the  discretion  of the court
      before which any proceeding for specific  performance,
      injunction  or other forms of equitable  relief may be
      brought.

4.    The  execution  and delivery of the Agreement did not,
      and the consummation of the transactions  contemplated
      thereby will not,  violate  Growth Fund's  Declaration
      of Trust or By-laws.

5.    To our knowledge, no consent, approval,  authorization
      or order of any  court or  governmental  authority  of
      the  United  States or any state is  required  for the
      consummation  by  Growth  Fund  of  the   transactions
      contemplated  in the  Agreement,  except  such as have
      been  obtained  under the 1933  Act,  the 1934 Act and
      the 1940 Act and such as may be  required  under state
      securities laws.

6.    The shares of Growth  Fund to be issued in  accordance
      with the  Agreement  are  duly  authorized  and,  when
      issued,  sold  and  delivered  to  Trinity  Large  Cap
      Growth  Fund,  in  accordance  with  the  terms of the
      Agreement against payment therefore,  will be duly and
      validly issued, fully paid and non-assessable.

      We are  members  of the bar of the  State  of New York
and  express no  opinion as to the laws of any  jurisdiction other than the federal laws of the United  States of America and the laws of the State of New York. In particular,  we do not  hold  ourselves  out  as  qualified  to  practice  with respect  to the laws of the  Commonwealth  of  Massachusetts and,  to the  extent  that  the  opinions  expressed  herein relate to the laws of the Commonwealth of Massachusetts,  we
have  relied  exclusively,   with  your  consent,  upon  the
opinion  of  ____________,   dated  ______________  and  our
opinions  set forth  herein are subject to all  limitations, exceptions and  qualifications  contained in such opinion as if set forth herein in full.  Further, we express no opinion as  to  the  state  securities  or  blue  sky  laws  of  any jurisdiction.

      This  opinion  is solely  for the  benefit  of Trinity
Large Cap Growth  Fund and may not be  provided to or relied on by any other person  without our prior  written  consent.
Our opinion is based on and  limited to the  current  status of the law,  and is subject in all  respects  to, and may be limited by, future rules,  regulations and  legislation,  as well as  developing  case law. We do not undertake to notify any person of changes  in facts or law  occurring  or coming to our attention after the delivery of this opinion.

                                          Very truly yours